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                                                           EXHIBIT 23.3




                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          We have issued our report dated July 10, 1995, accompanying the financial statements of Jazz Enterprises, Inc. included in the Argosy Gaming Company Annual Report (Form 10-K) for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Argosy Gaming Company on Amendment No. 1 to S-3 (file No. 333-58859). We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."



                                                           Grant Thornton LLP

Reno, Nevada
August 19, 1998